Exhibit 99.1

Covenant Logistics Group Updates Third Quarter Earnings Expectations and
Resolves Dispute Regarding Sale of TFS Factoring Division

•	Third quarter adjusted operating and financial results expected to significantly exceed prior expectations
•	Dispute with TFS buyer resolved through purchase price adjustment and ongoing portfolio risk sharing

CHATTANOOGA, Tenn., Sept. 23, 2020 (GLOBE NEWSWIRE) -- Covenant Logistics Group, Inc. (NASDAQ/GS: CVLG) (“Covenant”) updated its expectations regarding third quarter financial results financial results and announced amendments to the terms of its July 8, 2020, sale of the assets of its TFS factoring division.

Third Quarter Earnings Expectations

Executive Vice President & Chief Financial Officer, Paul Bunn, commented: “The freight environment in the third quarter has been favorable across all of our service offerings, leading to operating results that are exceeding our prior expectations. After reviewing preliminary financial information through the end of August and operating trends through mid-September, we expect to report an adjusted operating ratio(1) in the low 90’s as compared to our previously disclosed expectations of an adjusted operating ratio(1) in the mid 90’s. We expect freight revenue (which excludes fuel surcharge revenue) to range between $190 million and $200 million, average tractor count to be approximately 2,525 and average freight revenue per tractor per week to be approximately $4,025, for the third quarter of 2020.

Our anticipated results reflect sequential and year-over-year improvements attributable primarily to a combination of (1) a significant improvement in freight fundamentals, including increased demand across markets and less industry-wide trucking capacity, (2)  a partial recovery of the U.S. economy in the third quarter from the second quarter impact of Covid-19-related business shutdowns and reduction in personal and commercial economic activity, as well as inventory restocking, and (3) reduced overhead and fixed costs related to the ongoing execution of our strategic plan. We are excited about the progress to date and remain focused on continuing to refine the business model so that it is less-cyclical, more sustainable, and operating in higher margin sectors where we can add value to our customers and for our stakeholders.”

The expectations concerning adjusted operating ratio(1) described above exclude the impact of items that currently have not been quantified and could be material, including without limitation the following: the gain or loss associated with purchase accounting adjustments in relation to the amended sale terms of the TFS division’s factoring assets and any reserves for portfolio losses recorded in connection therewith, the impact of freight rates and equipment utilization over the remainder of the third quarter, the impact of any accidents or changes in claims reserves over the remainder of the third quarter, severance or other infrequent costs associated with implementing our strategic plan, and the potential write off of approximately $3 million in prepaid insurance assets related to exhausting the aggregate coverage limits (as previously announced) of the policy covering the $9 million excess of $1 million layer in the third quarter.

TFS Sale Dispute Resolved

Company Comments
Chairman and Chief Executive Officer, David R. Parker, commented: “We are pleased to reach an amicable resolution of our dispute with Triumph Bancorp and its affiliates concerning the sale of our TFS factoring division.  The resolution will result in lower total value and more risk sharing for Covenant, while providing a clear path forward and a fair outcome.  At the end of the day, we will have sold the most stable portion of the TFS portfolio for a premium to net asset value while sharing the risk on the balance of the portfolio with a leading provider of factoring and other financial services to the transportation industry.  Working with Triumph, we feel well positioned to optimize the results for Covenant, Triumph, and the clients that helped grow the portfolio.  Just as important, resolving the dispute allows our management team to remain intently focused on executing our strategic plan.”

Background and Resolution
On July 8, 2020, Covenant sold a portfolio of accounts receivable, contract rights, and associated assets consisting of approximately $103.3 million in net funds employed (the “Portfolio”) to a subsidiary of Triumph Bancorp for approximately $122.3 million plus an earn-out opportunity of up to $9.9 million. After the transaction closed, Covenant and Triumph had a dispute over the nature of approximately $66 million of the assets included in the Portfolio.  The dispute has been resolved through entering into an amendment of the purchase agreement and related funding arrangements, with the primary terms including the following:

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The purchase price was reduced to approximately $108.4 million, representing the cash amount received by Covenant at closing and a modest premium to the approximately $103.3 million in net funds employed in the Portfolio.  Covenant will sell the Triumph stock it received at closing and deliver the net proceeds to Triumph.  The earnout was terminated.

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Approximately $62 million of specifically identified accounts within the Portfolio, which related to advances on services that had not yet been performed, were placed in a loss sharing pool to be repaid with proceeds other than those generated from ordinary working capital factoring. To the extent losses on covered accounts are incurred, Covenant will indemnify Triumph on a dollar for dollar basis for up to the first $30 million of losses, and on a 50% basis for up to the next $30 million of losses, for total indemnification exposure of up to $45 million.

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Triumph provided Covenant with an up to $45 million line of credit, secured by previously unencumbered tractors and trailers, that may be drawn through September 2025 to fund Covenant’s portion of any loss sharing.  This will allow Covenant to maintain its existing cash and line of credit for liquidity and general corporate purposes.

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Covenant and Triumph will cooperate to manage the covered accounts, to assist the clients with operational improvements and paydown and collection efforts (to the extent desired by the clients), and to attempt to minimize losses on the covered accounts. Future additional collateral and proceeds received from clients with covered accounts (outside of ordinary collections) will reduce the size of the loss sharing pool.

•	The parties executed mutual releases.

Financial Impact
From a cash perspective, Covenant will retain the approximately $108.4 million of cash received at closing.  However, indemnification obligations on the covered accounts could result in cash payments by Covenant in future periods.  To the extent any such payments are required, Covenant expects to fund them with available cash or borrowing.  Covenant currently has approximately $16.2 million in unrestricted cash, $58.3 million of available borrowing under its primary revolving credit facility, and $45 million of available borrowing under the new credit facility with Triumph.

The purchase accounting for the transaction has not yet been finalized. The previously disclosed $26.5 million estimated gain is expected to be reduced to a modest third quarter gain or loss reflecting the impact of the amended terms.  These expectations exclude the impact of any future indemnification obligations as such amounts currently cannot be estimated. Future indemnification obligations will be recorded as expenses in the periods recognized, which could increase the volatility of our reported future financial results.

About Covenant Logistics

Covenant Logistics Group, Inc., through its subsidiaries, offers a portfolio of transportation and logistics services to customers throughout the United States. Primary services include asset-based expedited, dedicated, and irregular route truckload capacity, as well as asset-light warehousing, transportation management, and freight brokerage capability. In addition, Transport Enterprise Leasing is an affiliated company providing revenue equipment sales and leasing services to the trucking industry. Covenant's Class A common stock is traded on the NASDAQ Global Select market under the symbol, “CVLG.”

(1) In addition to operating ratio, we use adjusted operating ratio, a non-GAAP measure, as a key measures of profitability. Adjusted operating ratio means operating expenses, net of fuel surcharge revenue, excluding amortization of intangibles, and significant unusual items, divided by total revenue, less fuel surcharge revenue. Adjusted operating ratio is not a substitute for operating ratio measured in accordance with GAAP. There are limitations to using non-GAAP financial measures. We believe our presentation of adjusted operating ratio is useful because it provides investors and securities analysts with supplemental information that we use internally for purposes of assessing profitability. Further, our Board and management use adjusted operating ratio on a supplemental basis to remove items that may not be an indicator of performance from period-to-period. Although we believe that adjusted operating ratio improves comparability in analyzing our period-to-period performance, it could limit comparability to other companies in our industry, if those companies define such measures differently. Because of these limitations, adjusted operating ratio should not be considered a measure of income generated by our business or discretionary cash available to us to invest in the growth of our business. Management compensates for these limitations by primarily relying on GAAP results and using non-GAAP financial measures on a supplemental basis. The timing and amount of charges that we exclude from our calculation of adjusted operating ratio cannot be reliably predicted or estimated. Therefore, the Company believes a reconciliation of adjusted operating ratio to operating ratio for projected results is not meaningful or available without unreasonable effort.

Forward Looking Statements

This press release contains certain statements that may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are subject to the safe harbor created by those sections and the Private Securities Litigation Reform Act of 1995, as amended. Such statements may be identified by their use of terms or phrases such as "expects," "estimates," "projects," "believes," "anticipates," "plans," “could,” “would,” “may,” “will,” "intends," “outlook,” “focus,” “seek,” “potential,” “continue,” “goal,” “target,” “objective,” derivations thereof, and similar terms and phrases. Forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, which could cause future events and actual results to differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. In this press release, the statements relating to adjusted operating ratio, the estimated range of freight revenue, average tractor count, average freight revenue per tractor, other expected financial and operating measures, the impact of freight rates and equipment utilization, the impact of any accidents or changes in claims reserves, implementation of our strategic plan and associated costs, and the potential write off of certain prepaid insurance assets are forward-looking statements. Such items have not been subject to all the review procedures associated with the release of actual financial results and are premised on certain assumptions. The following factors, among others could cause actual results to differ materially from those in the forward-looking statements: purchase price allocation, reserves for losses, the financial and operational performance of the clients that factored the covered accounts, Triumph’s credit decisions regarding the clients that factored the covered accounts, the amount (if any) of collateral provided in the future by the clients that factored the covered accounts to bolster the substantially under-secured nature of those accounts, the amount and timing of indemnification claims for which we may be obligated, elevated experience in the frequency and severity of claims relating to accident, cargo, workers' compensation, health, and other claims, increased insurance premiums, higher self-insured retentions, reduced insurance coverage, fluctuations in claims expenses that result from our self-insured retention amounts, including in our excess layers and in respect of claims for which we commute policy coverage, and the requirement that we pay additional premiums if there are claims in certain of those layers, differences between estimates used in establishing and adjusting claims reserves and actual results over time, adverse changes in claims experience and loss development factors, or additional changes in management's estimates of liability based upon such experience and development factors that cause our expectations of insurance and claims expense to be inaccurate or otherwise impacts our results; government regulations imposed on our captive insurance companies; changes in the market condition for used revenue equipment and real estate that impact our capital expenditures and our ability to dispose of revenue equipment and real estate on the schedule and for the prices we expect; increases in the prices paid for new revenue equipment that impact our capital expenditures and our results generally; changes in management’s estimates of the need for new tractors and trailers; the effect of any reduction in tractor purchases on the number of tractors that will be accepted by manufacturers under trade back arrangements; our inability to generate sufficient cash from operations and obtain financing on favorable terms to meet our significant ongoing capital requirements; our ability to respond to changes in our industry or business in light of our substantial indebtedness and lease obligations; our ability to sustain or increase profitability in the future; the risks related to our Factoring segment; our ability to maintain compliance with the provisions of our credit agreements, particularly financial covenants in our revolving credit facility; excess tractor or trailer capacity in the trucking industry; decreased demand for our services or loss of one or more of our major customers; our ability to renew dedicated service offering contracts on the terms and schedule we expect; surplus inventories, recessionary economic cycles, and downturns in customers' business cycles; strikes, work slowdowns, or work stoppages at the Company, customers, ports, or other shipping related facilities; increases or rapid fluctuations in fuel prices, as well as fluctuations in hedging activities and surcharge collection, including, but not limited to, changes in customer fuel surcharge policies and increases in fuel surcharge bases by customers; the volume and terms of diesel purchase commitments and hedging contracts; interest rates, fuel taxes, tolls, and license and registration fees; increases in compensation for and difficulty in attracting and retaining qualified drivers and independent contractors; our ability to retain our key employees; the risks associated with engaging independent contractors to provide a portion of our capacity; seasonal factors such as harsh weather conditions that increase operating costs; competition from trucking, rail, and intermodal competitors; our dependence on third-party providers, particularly in our Managed Freight segment; regulatory requirements that increase costs, decrease efficiency, or impact the availability or effective driving time of our drivers and other drivers in the industry, including the terms and exemptions from hours-of-service and electronic log requirements for drivers and the Federal Motor Carrier Safety Administration’s Compliance, Safety, Accountability program applicable to driver standards and the methodology for determining a carrier’s Department of Transportation safety rating; the proper functioning and availability of our management information and communication systems and other information technology assets; volatility of our stock price; our ability to maintain effective internal controls without material weaknesses; impairment of goodwill and other intangible assets; future outcomes of litigation; uncertainties in the interpretation of the 2017 Tax Cuts and Jobs Act and other tax laws; the ability to reduce, or control increases in, operating costs; changes in the Company’s business strategy that require the acquisition of new businesses, the disposition of businesses, and the ability to identify acceptable acquisition candidates and appropriate assets or businesses to be disposed, consummate acquisitions and dispositions, and integrate acquired operations; our ability to achieve our strategic plan; fluctuations in the results of Transport Enterprise Leasing, which are included as equity in income (loss) of affiliate in our financial statements; our Chairman of the Board and Chief Executive Officer and his wife control a large portion of our stock and have substantial control over us, which could limit other stockholders' ability to influence the outcome of key transactions, including changes of control; changes in methods of determining LIBOR or replacement of LIBOR; future share repurchases, if any; the impact of the recent coronavirus outbreak or other similar outbreaks; the material weakness in our internal control over financial reporting as of June 30, 2020; and erosion of available limits in our aggregate insurance policies. Readers should review and consider these factors along with the various disclosures by the Company in its press releases, stockholder reports, and filings with the Securities and Exchange Commission. We disclaim any obligation to update or revise any forward-looking statements to reflect actual results or changes in the factors affecting the forward-looking information.

For further information contact:
Paul Bunn, Executive Vice President & Chief Financial Officer
PBunn@covenanttransport.com

For copies of Company information contact:
Brooke McKenzie, Executive Administrative Assistant
BMcKenzie@covenanttransport.com

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